Joseph C. Zils, Vice President
  and General Counsel
June 28, 1995
Page 2









                              June 28, 1995




Joseph C. Zils, Vice President
  and General Counsel
Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, California 95407-7397


          Re:  ISSUANCE OF SECURITIES ON FORM S-8
          REGISTRATION STATEMENT

Dear Mr. Zils:

     This letter is written to you in connection with the filing on or about June 29, 1995, of a Registration Statement on Form S-8 with the Securities and Exchange Commission for the purpose of registering Common Stock, $.01 par value, offered by Optical Coating Laboratory, Inc. (the "Company), which shares were or are to be offered pursuant to the Company's 1995 Incentive Compensation plan (the "Plan").

     As counsel for the Company we have examined, among other things, originals or copies identified to our satisfaction as being true copies of the above-referenced Registration Statement, Certificate of Incorporation and Bylaws of the Company, the corporate resolutions adopting the Plan authorizing the issuance of options, unrestricted stock bonuses, restricted stock bonuses, stock paid for with a recourse and non recourse promissory note, and stock withholding to satisfy tax liabilities under the Plan, and other pertinent documents and instruments of the Company. In addition to such examination, we have obtained from Directors and Officers of the Company other such information and advice as we have deemed necessary for purposes of this opinion.

     On the basis of the foregoing and our examination and consideration of such other factual and legal matters as we have deemed appropriate in the premises, we are of the opinion that the shares to be registered will, when sold in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable.

     We consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the aforementioned Registration Statement.

                              Very truly yours,



                              Collette & Erickson

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